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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                                    FORM 8-K




                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934




               Date of Report (Date of earliest event reported):
                                  June 14, 1999



                                 PERRIGO COMPANY
               --------------------------------------------------
               (Exact name of registrant as specified in charter)





    MICHIGAN                 0-19725                      38-2799573
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(State of other            (Commission                 (I.R.S. Employer
Jurisdiction of            File Number)                 Identification
 Incorporation)                                             Number)




515 Eastern Avenue, Allegan, Michigan                    49010
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(Address of principal executive offices)              (Zip Code)

Registrant's telephone number, including area code:
(616) 673-8451
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         ITEM 5.  Other Events

         The Perrigo Company announced that under the provisions of its liability insurance coverage, the Company will receive an $8 million reimbursement for legal expenses and costs associated with the recently dismissed class action lawsuit and the related derivative lawsuit.

         As a result, the Company will recognize in fiscal 1999's fourth quarter a one-time pre-tax gain of $8 million or approximately $5 million and $0.07 per basic share after tax. The one-time gain will be accounted for as an offset to unusual litigation expenses.

         Additionally, Perrigo announced that the U.S. District Court approved the final dismissal of the shareholder derivative lawsuit. An order in favor of Perrigo was entered by the Honorable Gordon J. Quist, U.S. District Judge for the Western District of Michigan on May 24, 1999, dismissing the derivative lawsuit. This dismissal follows the dismissal of a related shareholder class action lawsuit in late March 1999.



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                                   SIGNATURES

         Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         PERRIGO COMPANY
                                         (Registrant)



                                    By:  /s/Thomas J. Ross
                                         -------------------------------
Dated: June 14, 1999                        Thomas J. Ross
                                            Vice President-Finance